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Exhibit 5.1

February 2, 2004

DRS Technologies, Inc
5 Sylvan Way
Parsippany, New Jersey 07054

Re:	DRS Technologies, Inc. and the Subsidiary Guarantors Listed on Schedules I & II Hereto—Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to DRS Technologies, Inc., a Delaware corporation (the "Company"), in connection with the public offering of $350,000,000 aggregate principal amount of the Company's 6 7/8% Senior Subordinated Notes due 2013 (the "Exchange Notes"). The Indenture, dated as of October 30, 2003 (the "Indenture"), by and among the Company, the Subsidiary Guarantors (as defined below) and The Bank of New York, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by certain subsidiaries of the Company (the "DE/NY Guarantors") incorporated or formed pursuant to the laws of the States of Delaware or New York, and listed on Schedule I hereto (the "DE/NY Guarantees"), and the guarantors listed on Schedule II hereto (the "Non-DE/NY Guarantors" and together with the DE/NY Guarantors, the "Subsidiary Guarantors") to the extent set forth in the Indenture (the "Non-DE/NY Guarantees" and together with the DE/NY Guarantees, the "Subsidiary Guarantees"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 6 7/8% Senior Subordinated Notes due 2013 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated as of October 30, 2003 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors, and Bear Stearns & Co., Inc., Wachovia Capital Markets LLC and Fleet Securities, Inc. (the "Initial Purchasers").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement on Form S-4 relating to the Exchange Notes and the Subsidiary Guarantees to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");

  (ii)
  an executed copy of the Registration Rights Agreement;

  (iii)
  an executed copy of the Indenture;

  (iv)
  (a) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware, and (b) the By-laws of the Company, as amended to date, and as certified by the Secretary of the Company;

  (v)
  (a) the Certificate of Incorporation and By-laws of each of the DE/NY Guarantors that are corporations, and (b) the Certificates of Formation and the limited liability company agreements or operating agreements of each of the DE/NY Guarantors that are limited liability companies or limited partnerships, as applicable;

  (vi)
  certain resolutions of the Board of Directors of the Company, and of the Pricing Committee of the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, as certified by the Secretary of the Company;

  (vii)
  certain resolutions adopted by the Boards of Directors or Managers, as applicable, of each of the Subsidiary Guarantors relating to the Exchange Offer, the Indenture, the issuance of the Subsidiary Guarantees and related matters;

  (viii)
  the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

  (ix)
  the form of the Exchange Notes, included as an exhibit to the Indenture.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to the Non- DE/NY Guarantors with respect to the Non-DE/NY Guarantees to the extent otherwise set forth herein, the validity and binding effect on such parties. We have also assumed that each of the Non-DE/NY Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization and that each of the Non-DE/NY Guarantors has compiled with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York and the State of Delaware in connection with the transactions contemplated by the Indenture, Registration Rights Agreement, Exchange Notes and Subsidiary Guarantees. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

        Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non- opined on law on the opinions herein stated.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Subsidiary Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of the Indenture and the Exchange Notes and the performance by the Company and the Subsidiary Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Subsidiary Guarantors or their properties are subject, except for those agreements and instruments which have been identified to us by the Company and the Subsidiary Guarantors as being material to it and which are listed in Part II of the Registration Statement.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/    SKADDEN, ARPS, SLATE, MEAGHER
                              & FLOM LLP

SCHEDULE I
DE/NY SUBSIDIARY GUARANTORS

NAI Technologies, Inc.
DRS Electronic Systems, Inc.
DRS Surveillance Support Systems, Inc.
DRS Technical Services, Inc.
DRS Power & Control Technologies, Inc.
DRS Electric Power Technologies, Inc.
DRS Power Technology, Inc.
DRS Systems Management Corporation
DRS Optronics, Inc.
DRS Sensors & Targeting Systems, Inc.
DRS FPA, Inc.
DRS Infrared Technologies, L.P.
DRS Unmanned Technologies, Inc.
DRS Data & Imaging Systems, Inc.
DRS Technologies Canada, Inc.
DRS Communications Company LLC
DRS Systems, Inc.
DRS Newco III, Inc.
DRS International, Inc.
Integrated Defense Technologies, Inc.
DRS Test & Energy Management, Inc.
DRS EW & Network Systems, Inc.
DRS Signal Solutions, Inc.

SI-1

SCHEDULE II
NON-DE/NY
SUBSIDIARY GUARANTORS

Paravant Inc.
DRS Tactical Systems, Inc.
DRS Tactical Systems (West), Inc.
DRS Engineering Development Labs, Inc.
DRS Signal Technologies, Inc.
DRS Signal Recording Technologies, Inc.
DRS Nytech Imaging Systems, Inc.
Tech-Sym Corporation
DRS Weather Systems, Inc.
DRS Training & Control Systems, Inc.
DRS Broadcast Technology, Inc.

SII-1

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SCHEDULE I DE/NY SUBSIDIARY GUARANTORS
SCHEDULE II NON-DE/NY SUBSIDIARY GUARANTORS